Exhibit 10.1
***Text Omitted and Filed Separately
Confidential Treatment Requested
Under C.F.R. § 200.84(b)(4) and 17 C.F.R. 24b-2

Services Order Form
Order #:        Q-06774-7
Date:         9/15/2016
6330 South 3000 East, Suite 700, Salt Lake City, UT 84121, United States

Customer Information

Customer        Bridgepoint Education        Contact         Joshua Ratna Kishore Pelta
Address            13500 Evening Creek Drive North    Phone        (800) 798-0584 X / 11963
Suite 600
City            San Diego            Email        joshua.pelta@bpiedu.com
State            CA                Billing Contact
Zip/Postal Code        92130                Billling Phone
Country            United States            Billing Email

Recurring
Description	Metric	Category	Start Date	End Date	Qty	Price	Ext. Price
Canvas Cloud Subscription	FTE	Cloud SaaS Subscription	1/1/2017	12/31/2017	[***]	USD [***]	USD [***]
Custom URL	$[***] (Per Year)	Subscription Add-ons	1/1/2017	12/31/2017	1	USD [***]	USD [***]
24x7 Support	20% of Subscription (Min $[***])	Support	1/1/2017	12/31/2017	1	USD [***]	USD [***]
Tier 1 Support	User	Support	1/1/2017	12/31/2017	[***]	USD [***]	USD [***]
SIS Maintenance	Per Year	Professional Services	1/1/2017	12/31/2017	1	USD [***]	USD [***]
JavaScript Override	Per Year	Professional Services	1/1/2017	12/31/2017	1	USD [***]	USD [***]
Year 1 Sub-Total							USD [***]
Canvas Cloud Subscription	FTE	Cloud SaaS Subscription	1/1/2018	12/31/2018	[***]	USD [***]	USD [***]
Custom URL	$[***] (Per Year)	Subscription Add-ons	1/1/2018	12/31/2018	1	USD [***]	USD [***]
24x7 Support	20% of Subscription (Min $[***])	Support	1/1/2018	12/31/2018	1	USD [***]	USD [***]
Tier 1 Support	User	Support	1/1/2018	12/31/2018	[***]	USD [***]	USD [***]
SIS Maintenance	Per Year	Professional Services	1/1/2018	12/31/2018	1	USD [***]	USD [***]
JavaScript Override	Per Year	Professional Services	1/1/2018	12/31/2018	1	USD [***]	USD [***]

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

Description	Metric	Category	Start Date	End Date	Qty	Price	Ext. Price
Year 2 Sub-Total							USD [***]
Canvas Cloud Subscription	FTE	Cloud SaaS Subscription	1/1/2019	12/31/2019	[***]	USD [***]	USD [***]
Custom URL	$[***] (Per Year)	Subscription Add-ons	1/1/2019	12/31/2019	1	USD [***]	USD [***]
24x7 Support	20% of Subscription (Min $[***])	Support	1/1/2019	12/31/2019	1	USD [***]	USD [***]
Tier 1 Support	User	Support	1/1/2019	12/31/2019	[***]	USD [***]	USD [***]
SIS Maintenance	Per Year	Professional Services	1/1/2019	12/31/2019	1	USD [***]	USD [***]
JavaScript Override	Per Year	Professional Services	1/1/2019	12/31/2019	1	USD [***]	USD [***]
Year 3 Sub-Total							USD [***]
Canvas Cloud Subscription	FTE	Cloud SaaS Subscription	1/1/2020	12/31/2020	[***]	USD [***]	USD [***]
Custom URL	$[***] (Per Year)	Subscription Add-ons	1/1/2020	12/31/2020	1	USD [***]	USD [***]
24x7 Support	20% of Subscription (Min $[***])	Support	1/1/2020	12/31/2020	1	USD [***]	USD [***]
Tier 1 Support	User	Support	1/1/2020	12/31/2020	[***]	USD [***]	USD [***]
SIS Maintenance	Per Year	Professional Services	1/1/2020	12/31/2020	1	USD [***]	USD [***]
JavaScript Override	Per Year	Professional Services	1/1/2020	12/31/2020	1	USD [***]	USD [***]
Year 4 Sub-Total							USD [***]
Canvas Cloud Subscription	FTE	Cloud SaaS Subscription	1/1/2021	12/31/2021	[***]	USD [***]	USD [***]
Custom URL	$[***] (Per Year)	Subscription Add-ons	1/1/2021	12/31/2021	1	USD [***]	USD [***]
24x7 Support	20% of Subscription (Min $[***])	Support	1/1/2021	12/31/2021	1	USD [***]	USD [***]
Tier 1 Support	User	Support	1/1/2021	12/31/2021	[***]	USD [***]	USD [***]
SIS Maintenance	Per Year	Professional Services	1/1/2021	12/31/2021	1	USD [***]	USD [***]
JavaScript Override	Per Year	Professional Services	1/1/2021	12/31/2021	1	USD [***]	USD [***]
Year 5 Sub-Total							USD [***]
Total							USD [***]

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

Non-Recurring
Description	Metric	Category	Start Date	End Date	Qty	Price	Ext. Price
Standard Implementation	Per Implementation	Implementation			1	USD [***]	USD [***]
Onsite Training (1 Day) Travel Expenses Included	Per Each	Training			2	USD [***]	USD [***]
Tier 1 Support Setup	One Time Fee	Support			1	USD [***]	USD [***]
White Glove Migration	Per Event	Migration			1	USD [***]	USD [***]
SIS Integration	Per Event	Professional Services			1	USD [***]	USD [***]
Professional Services Retainer	Per Event	Professional Services			1	USD [***]	USD [***]
Year 1 Sub-Total							USD [***]
Total							USD [***]

Grand Total:    USD [***]

Canvas
Deliverables
As needed, your implementation will include the following:
Completion of your Canvas Implementation is based on the completion of specific milestones. Hours are not tracked nor are they required to be purchased separately. Your Canvas implementation is deemed complete once the following success criteria are met. Success criteria and project plans may be altered to meet your needs with agreement between your project lead and your Canvas Implementation Consultant. After implementation, if additional assistance is needed, hours may be purchased with an Implementation Consultant at $[***] an hour.

Success Criteria:
• Authentication: The Customer has successfully configured authentication. Users can successfully log in through configured solution (LDAP, SAML, CAS, Canvas Authentication)
• Branding: The Customer knows how to access the Theme Editor and branding has been applied to the Canvas instance.
• Support: Support has been successfully configured and tickets are successfully routed between Customer and Instructure.
• Training: The Customer knows how to access trainings.
• SIS: User, course and assignment data has been successfully added to Canvas from the SIS solution.
• Migration: The Customer has a migration strategy and is able to migrate content through the Canvas interface.

Implementation typically takes between 60-90 days, with actual times varying greatly depending on the institution’s goals and technical expertise. The end date of the implementation is determined in agreement with your project lead and your Canvas Implementation Consultant.

Access to guides, public courses, and best practices documentation. Documented best practices for driving high Canvas adoption and usage.
Expertise and best practices on any Data Warehouse import and automation work with Canvas. This includes access to API documentation and consulting with Customer resources on Customer initiated strategy.

Access to unlimited instructor-led online training for up to [***] named users from contracted date until the earlier of 12 months after subscription start date or the last date of the contracted subscription

Canvas FTE
Description
FTE means the number of full-time equivalent students calculated in accordance with the definition published by the Integrated Postsecondary Education Data System.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

Canvas FTE Data Storage
Description
[***] MB/subscription metric (FTE/User/Enrollment) of storage is included in the annual subscription fee. Additional storage can be purchased for $[***] per 500 MB per total subscription metric count.

Payment Terms: Customer agrees to pay to Instructure the applicable fees set forth on this order form. For any Year 1 recurring costs, training and implementation fees, Customer must pay such amount to Instructure Net 30 on the date of this order. For each term, Instructure will invoice Customer 30 days prior to the beginning of such term and Customer must pay such invoice within 30 days of receipt. Trainings will expire at
12 months from the later of the contract start date or the subscription start date, specific to this order form, unless otherwise specified by other start and end dates in the order above. All other contract items subject to expiration will be billed 30 days prior to expiration and due subject to standard payment terms unless otherwise explicitly stated elsewhere in this agreement.

Duration: Instructure will commence the provision of support and cloud subscription services on the date that is the later of: (i) ninety days prior to the Start Date; and (ii) the effective date. This order begins on the initial date listed above under Term, and continues until the last date listed above, unless sooner terminated under the Agreement.

Miscellaneous: In connection with certain services, Instructure shall provide Customer access to its application-programming interface (“API”) for no additional fee. Usage and access to the API will be subject to the Instructure API Policy, as may be updated by Instructure from time to time.

Instructure’s support terms can be found at:
Canvas & Catalog: http://www.canvaslms.com/policies/support-terms
Bridge: https://www.getbridge.com/support-terms

The price associated with the order form is only available if executed no later than 9/30/2016

Notes

By executing this order form below, each party indicates that it agrees to be legally bound by this order form, including the attached terms and conditions or terms and conditions of the Customer’s initial order form which govern this order form.

Bridgepoint Education		Instructure, Inc.

Signature:	/s/ Andrew Shean	Signature:	/s/ Mathew Searle
Name:	Andrew Shean	Name:	Mathew Searle
Title:	Chief academic learning officer	Title:	Sr. Finance Manager
Date:	Sep 16, 2016	Date:	Sep 20, 2016

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

Instructure Standard Terms and Conditions

This document outlines the standard contractual terms and conditions (“Terms”) that apply to the provision of any products or services by Instructure, Inc. (“Instructure”) to the entity identified on the Order Form (“Customer”). These terms are incorporated into the Order Form and together, the Order Form and these Terms are the “Agreement.” An “Order Form” means any order for the provision of products or services signed by Customer.

1.Services. Subject to the terms of this Agreement, Instructure will provide the Service specified on the Order Form. “Service” means the proprietary software as a service provided by Instructure and made available through a URL in a hosted environment and other related services provided by Instructure as further described in the Order Form. “User” means an individual who is authorized by the Customer to use the Service and Customer has paid for such use.

2.Restrictions. Customer shall not (and shall not permit Users to): (a) sell, rent, lease, lend, sublicense, distribute, or otherwise transfer or provide access to the Service or the API to any person, firm, or entity except as expressly authorized herein, or access the Service to build a competitive service or product, or copy any feature, function or graphic for competitive purposes; (b) modify, adapt, alter or create derivative works from the Service or the API or to merge the Service or any subpart thereof (including proprietary markings) with other services or software, or remove or modify any proprietary markings or restrictive legends in the Service, except as provided in this Agreement or in a Statement of Work between Customer and Instructure; (c) use the Service to: (i) store, transmit or create libelous, obscene, deceptive, defamatory, pornographic, racist, sexual, hateful, unlawful, tortious materials or otherwise objectionable (except as necessary for Customer’s instructional purposes, but in all cases in compliance with applicable law and regulation), or (ii) harm or impersonate any person or violate the rights of any third-party rights; (d) interfere with or disrupt the integrity or performance of the Service; (e) attempt to gain unauthorized access to the Service or its related systems or networks; or (f) introduce viruses, Trojan horses, worms, spyware, or other such malicious code into the Service.

3.Customer Responsibilities. Customer: (a) is solely responsible for Customer Content and all activities arising from its Users, and (b) must keep its passwords secure and confidential, and notify Instructure promptly of any known or suspected unauthorized access to the Service.

4.Instructure Responsibilities. Instructure shall provide: (a) all updates and upgrades to the Service to Customer that Instructure provides to its customers generally for no additional charge; and (b) Support (“Support”) pursuant to the terms of Instructure’s customer support, which is specified at http://www.canvaslms.com/policies/support-terms. In addition, Instructure shall provide on a monthly basis a Help Desk Report.

Tier 1 Customer Support. Instructure will provide telephone and online technical support (via chat and email) to students, faculty and administrators of the school who need technical assistance associated with the use of Canvas. This support will be provided on-demand twenty-four hours a day, seven days a week. Technical support will not include support related to technical issues associated with outside Internet Service Providers (ISPs), networks, or third-party software.

All support tickets are initially routed by the ticketing system to First-Tier Support for resolution. If it is a non-Canvas issue, the case will be routed to the school’s admins. Admins can track the real-time status of their support tickets 24x7 through the Canvas Support ticketing system. Service Level standards for Tier 1 Support are as indicated on Exhibit C.

5.Fees. As consideration for the subscription to the Service, Customer shall pay all fees (“Fees”) set forth in the Order Form. All Fees will be due from Customer within thirty (30) days of receipt of invoice, unless otherwise agreed to in the Order Form. All Fees owed by Customer are exclusive of, and Customer shall pay, all sales, use, VAT, excise, withholding, and other taxes that may be levied in connection with this Agreement. Except as set forth in this Agreement, all fees are non-refundable. Unless the customer requests additional services or renews for additional terms, there shall be no charge in excess of the total Fees on the Order Form for Bridgepoint access to data.

6.Service Level Agreement. Instructure will use commercially reasonable efforts to make the Service available with an Annual Uptime Percentage of at least [***]%(“Service Commitment”). In the event Instructure does not meet the Service Commitment, Customer will be eligible to receive a service credit as described below. The maximum amount of the credit is [***] of the annual subscription fee for a twelve (12) month period. The service credit for general unplanned outages is calculated by taking the number of hours the Service was unavailable below the Service Commitment, and multiplying it by [***]% of [***] the annual subscription fee. During the first calendar year of Customer’s use of the Service under this this Agreement, the Service Commitment shall be calculated based upon the actual days of usage of the Service on a pro-rated basis. Any unavailability occurring prior to a credit cannot be used for any future claims. The Service Commitment does not apply to any scheduled outages, standard maintenance windows, force majeure, and outages that result from any technology issue originating from Customer or a User. Customer’s sole and exclusive remedy for breach of the warranty in this Section 6 will be for Instructure to provide a credit as provided in this Section 6; provided that Customer notifies Instructure in writing of such claim within the applicable month Customer becomes eligible or 30 days after. Notwithstanding anything in this Agreement to the contrary, Instructure will use reasonable efforts to attempt to prevent downtime or outages that could impact Customer’s business operations to the extent such factors are within Instructure's reasonable control.

Notwithstanding the foregoing, if there is a outage of the Service (not caused by any of the exclusions in the warranty above) of at least 48 consecutive hours that occurs in any monthly period, then Customer may terminate this agreement or the applicable order upon 90 days written notice to Instructure; provided that the notice is provided within 60 days of the end of that outage. Upon such termination, Customer will be provided a refund of any pre-paid and unused amounts.

Instructure shall use best efforts to ensure that data stores are backed up on a daily basis.

7.Representations and Warranties. Instructure warrants that: (a) the functionality or features of the Service and Support may change but will not materially degrade during the Term, and (b) the Services will conform to its then current documentation, Instructure’s responses to

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

Customer’s Supplier Security Evaluation, attached as Exhibit A, and Instructure’s updated response to Customer’s Request for Quote dated 6/13/2016 (“Instructure’s Response”), attached as Exhibit B. As Customer's exclusive remedy and Instructure's sole liability for breach of the warranty set forth in this Section 7, (a) Instructure shall correct the non-conforming Service at no additional charge to Customer, or (b) in the event Instructure is unable to correct such deficiencies after good-faith efforts, Instructure shall refund Customer amounts paid that are attributable to the defective Service from the date Instructure received such notice. To receive warranty remedies, Customer must promptly report deficiencies in writing to Instructure, but no later than sixty (60) days of the first date the deficiency is identified by Customer. Instructure further warrants that throughout the term and any additional periods during which it does or is required to perform services under this Agreement, Instructure will retain the full right, power and authority to fully perform its obligations under this Agreement.

8.Compliance. Each party will comply with all applicable laws and regulations (including all applicable export control laws and restrictions) with respect to its activities under this Agreement. Instructure will implement reasonable, administrative, technical, and physical safeguards in an effort to secure its facilities and systems from unauthorized access and to secure the Customer Content.

9.Aggregated Data. As between the parties, Instructure owns the aggregated and statistical data derived from the operation of the Service, including, without limitation, the number of records in the Service, the number and types of transactions, configurations, and reports processed in the Service and the performance results for the Service (the “Aggregated Data”). Nothing herein shall be construed as prohibiting Instructure from utilizing the Aggregated Data, provided that Instructure’s use of Aggregated Data will not reveal the identity, whether directly or indirectly, of any individual or specific data entered by any individual into the Service.

10.Limitation of Liability. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT INSTRUCTURE DISCLAIMS ALL WARRANTIES, WHETHER WRITTEN, ORAL, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, NON-INFRINGEMENT, AND FITNESS FOR A PARTICULAR PURPOSE. INSTRUCTURE DOES NOT WARRANT THAT THE SERVICE WILL BE UNINTERRUPTED OR BE ERROR-FREE. EACH PARTY AND ITS SUPPLIERS SHALL NOT BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE USE OR INABILITY TO USE THE SERVICES (INCLUDING, WITHOUT LIMITATION, COSTS OF DELAY, LOSS OF DATA, RECORDS OR INFORMATION, AND ANY FAILURE OF DELIVERY OF THE SERVICE), EVEN IF THE OTHER PARTY HAS BEEN NOTIFIED OF THE LIKELIHOOD OF SUCH DAMAGES. EXCEPT FOR A PARTY’S INDEMNITY OBLIGATIONS IN SECTION 15 OR 22 OF THIS AGREEMENT, EACH PARTY’S CUMULATIVE MAXIMUM LIABILITY FOR DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL NOT EXCEED 12 MONTHS OF FEES PAYABLE UNDER THIS AGREEMENT. CUSTOMER ACKNOWLEDGES THAT INSTRUCTURE IS NOT RESPONSIBLE FOR THIRD-PARTY SERVICES MADE AVAILABLE THROUGH THE SERVICE.

11.Confidentiality. Each party acknowledges that the other party may disclose its Confidential Information to the other in the performance of this Agreement. Accordingly, each party shall: (a) keep the Confidential Information disclosed by the other party confidential, (b) use Confidential Information only for purposes of fulfilling its obligations hereunder, and (c) disclose such Confidential Information only to the receiving party’s employees who have a need to know and only for the purposes of fulfilling this Agreement. As used herein, “Confidential Information” means information in the possession or under the control of a party of a proprietary nature relating to the technical, marketing, product and/or business affairs or proprietary and trade secret information of that party in oral, graphic, written, electronic or machine readable form. Confidential Information shall not include information that: (a) the receiving party possesses prior to acquiring it from the other, (b) becomes available to the public or trade through no violation by the receiving party of this paragraph, (c) is given to the receiving party by a third party not under a confidentiality obligation to the disclosing party, (d) is developed by the receiving party independently of and without reliance on confidential or proprietary information provided by the disclosing party, or (e) the receiving party is advised by counsel is required to be disclosed by law.

12.FERPA. Instructure’s use and maintenance of any personally identifiable student information remains subject to the direct control of Customer. Instructure is familiar with, and will comply with in all material respects, all applicable laws and regulations pertaining to student educational records, personally identifiable student information, and privacy, including without limitation the Family Educational Rights and Privacy Act, 20 U.S.C. § 1232g and subsequent codes, and its implementing regulations at 34 C.F.R. Part 99. It promptly, within 48 hours, will notify Customer of any use or disclosure of personally identifiable student information inconsistent with this Agreement or applicable laws and regulations, including but not limited to any inadvertent or unauthorized use or disclosure of such information for any purpose other than Instructure’s provision of the Service. It promptly, within 48 hours, will notify Customer in the event it receives notice of any investigation, inquiry or proceeding concerning privacy of student information received by it from Customer or pertaining to any students of Customer (including students of Ashford University or University of the Rockies).

13.Data Storage, Security, Disaster Recovery. Customer consents that Instructure shall store Customer Content in the United States only. Instructure shall maintain and enforce an information security program including safety and physical and technical security policies and procedures that are at least equal to applicable best industry practices. Instructure shall take all reasonable measures to (a) secure and defend Instructure owned and operated locations, equipment and systems and facilities in connection with against persons who may seek, without authorization, to disrupt, damage, modify, access or otherwise use Instructure systems or the information stored therein, and (b) prevent unauthorized access to the Service. Instructure shall continuously monitor its systems for potential areas where security could be breached. Instructure shall promptly, within 48 hours, report to Customer any breach of security or unauthorized access to Customer’s environments which Instructure detects or becomes aware of, and use its best efforts to remedy such breach of security or unauthorized access in a timely manner and deliver to Customer a root cause assessment and future incident mitigation plan with regard to any breach of security or unauthorized access affecting any Customer Content that sets out details regarding Instructure’s investigation of such incident and results of its findings. Further, upon any such security breach, Instructure will work with Customer on any consumer announcement of such breach. Throughout the term, Instructure shall maintain a disaster recovery plan and the capacity to execute such plan as written. Upon request by Customer, which shall not be more frequently than annually, Instructure shall provide Customer with a written summary of Instructure’s most current disaster recovery plan.

14.SOC 2 Type II Report. Upon request from Customer and upon Customer’s execution of a NDA, Instructure shall furnish Customer a SOC 2 Type II Report. Instructure shall coordinate and perform, at Instructure’s sole cost and expense, Agreed upon Procedures (AUP) with its external auditor/report writer. Specific AUP's shall jointly be developed and mutually agreed upon prior to 11/15/2016. After development of agreed upon AUP's, in the event the auditors identify a qualification, Instructure will bear all expenses related to additional follow up or additional procedures required as a result of the qualification. Any qualifications noted shall be addressed to the satisfaction of Instructure’s auditors within not more than one (1) calendar year, or Customer shall have the right but not the obligation to terminate this Agreement by providing written notice to Instructure.

15.Indemnification. Instructure shall indemnify, defend and hold harmless Customer and its affiliates, and each of its respective officers, directors, employees, agents, successors and assigns from and against liability for any third party claims to the extent based on: (i) Instructure’s violation of applicable law; or (ii) Instructure’s failure to use reasonable security precautions to protect Customer Content. Furthermore, if Customer or its affiliates are obligated to respond to a third party subpoena or other compulsory legal order or process described in this Section 15, Instructure shall also reimburse Customer for costs as required by law.

16.Proprietary Rights. As between Customer and Instructure, the Instructure Intellectual Property is, and shall at all times remain, the sole and exclusive property of Instructure. Customer shall have no right to use, copy, distribute or create derivative works of the Instructure Intellectual Property except as expressly provided herein. Instructure shall have the right, in its sole discretion, to modify the Instructure Intellectual Property. “Instructure Intellectual Property” means the Service, and all improvements, changes, enhancements and components thereof, and all other proprietary materials of Instructure and/or its licensors that are delivered, provided or used by Instructure in the course of performing the Services, as well as all other intellectual property owned by Instructure and all copyrights, patents, trademarks and trade names, trade secrets, specifications, methodologies, documentation, algorithms, criteria, designs, report formats and know-how, as well as and any underlying source code and object code related thereto.

17.Customer Owned Content. As between Instructure and Customer, any and all information, data, results, plans, sketches, text, files, links, images, photos, videos, audio files, notes or other materials uploaded by a User through the Service remain the sole property of Customer (“Customer Content”). Instructure may use the Customer Content to provide and improve the Services in accordance with this Agreement or Customer’s instructions. Upon Customer request relating to any internal or external audit, regulatory inquiry, or actual or threatened litigation, Instructure will cooperate fully with and actively assist Customer in gathering responsive Customer Content from the Service.

18.Feedback. Instructure may send surveys to Users (no more than once each year) to solicit feedback regarding performance of the Service and suggestions for improvements (such feedback will be stored in anonymous and aggregate form). Customer, and each User (to the extent Customer has such right), hereby grants Instructure an irrevocable, royalty-free perpetual license to use all feedback and suggestions regarding the Service.

19.Term. The term (“Term”) of this Agreement shall begin on date identified as the Effective Date on the Order Form and shall continue for the time period set forth in the Order Form, unless terminated by the parties in accordance with Section 16.

20.Termination. Either party may terminate this Agreement for the material breach of any provision by the other party if such material breach remains uncured for thirty (30) days after receipt of written notice of such breach from the non-breaching party. Such termination right shall be in addition to any other rights and remedies that may be available to the non-breaching party. In the event the Agreement is terminated, all Order Forms are simultaneously terminated. Upon expiration or termination of this Agreement: (a) Customer shall immediately cease using the Services; and (b) for a period of 3 months following expiration or termination, which may be extended for up to 3 additional months upon written notice to Instructure, Customer may export the Customer Content through the API or by using the export feature within the Service.

21.Suspension of Service. Instructure may, upon thirty (30) days’ prior written notice to Customer suspend the Service and remove applicable Customer Content if Customer and/or its Users have violated a law or the terms of this Agreement, except where imminent and irreparable harm will occur if such access is not immediately suspended in which event Instructure may try to contact Customer in advance, but it is not required to do so.

22.Infringement. If a third party claims the Service infringes that party's patent, copyright or other proprietary right, Instructure will indemnify, defend and hold harmless Customer against that claim at Instructure’s expense and pay all costs, damages, and attorney's fees, that a court finally awards or that are included in a settlement approved by Instructure, provided that Customer: (a) promptly notifies Instructure in writing of the claim; and (b) allows Instructure to control, and cooperates with Instructure in, the defense and any related settlement. If such a claim is made, Instructure may continue to enable Customer to use the Service or to modify it such that it becomes non-infringing. If Instructure determines that these alternatives are not reasonably available, Instructure may terminate the Service without any liability to Customer upon notice to Customer and with the return of any prepaid and unused fees. The infringement indemnity obligations in this Section 18 do not apply to the extent the infringement claim arises from (a) any technology not provided by Instructure or otherwise identified by Instructure in writing as interoperable, (b) use of the Service other than in accordance with this agreement and the applicable Services documentation, (c) the Customer Content, and/or (d) modification or alteration to the Services by anyone other than Instructure. If a third party claims that any part of the Customer Content infringes or violates a patent, trademark, trade secret, copyright or other intellectual property right, or there are third- party claims arising out of Customer’s breach of this Agreement, Customer will defend Instructure against that claim at Customer’s expense and pay all costs, damages, and attorney's fees, that a court finally awards or that are included in a settlement approved by Customer, provided that Instructure: (a) promptly notifies Customer in writing of the claim; and (b) allows Customer to control, and cooperates with Customer in, the defense and any related settlement.

23.General. Any notice by a party under this Agreement shall be in writing and either personally delivered, delivered by facsimile or sent via reputable overnight courier (such as Federal Express) or certified mail, postage prepaid and return receipt requested, addressed to the other party at the address specified in the Order Form or such other address of which either party may from time to time notify the other in accordance with this Section 19. A copy of all notices to Instructure shall be sent to: Instructure, Inc., 6330 South 3000 East, Ste. 700 Salt Lake City, UT 84121, Attention: General Counsel. A copy of all notices to Customer shall be sent to: Bridgepoint Education, Inc., 13500 Evening Creek Drive North, Suite 600, San Diego, CA 92128, Attention: General Counsel. For purposes of service messages and notices about the Service, Instructure may place a banner notice or send an email to an email address associated with an account. It is the User’s responsibility to ensure that a current email address is associated with their account. All notices shall be in English and shall be deemed effective upon receipt. If Instructure is unable to perform its obligations under this Agreement due to circumstances beyond its reasonable control, including, but not limited to, acts of God, earthquakes, hacker attacks, actions or decrees of governmental bodies, changes in applicable laws, or communication or power failures, such obligations will be suspended so long as those circumstances persist. This Agreement shall be interpreted, governed and construed by the laws of the State of Delaware without regard to the actual state or country of incorporation or residence of Customer. Instructure is acting in performance of this Agreement as an independent contractor to Customer. If any term of this agreement is invalid or unenforceable, the other terms remain in effect and the invalid or unenforceable provision will be deemed modified so that it is valid and enforceable to the maximum extent permitted by law. Amendments to this Agreement must be made in writing and signed by both parties unless otherwise specified in the Agreement. This Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement, and any prior representations, statements, and agreements relating thereto are superseded by the terms of this Agreement. Instructure rejects additional or conflicting terms of any Customer form-purchasing document. Customer shall not assign this Agreement, in whole or in part, to any entity without Instructure’s prior written consent. Any attempt to assign this Agreement, in whole or part, in contravention of this Section, shall be void. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and permitted assigns. Any failure by either party to enforce the other party's strict performance of any provision of this Agreement will not constitute a waiver of its right to subsequently enforce such provision or any other provision of this Agreement. Customer agrees to allow Instructure to use its name, logo and non-competitive use details in both text and pictures in its various marketing communications and materials, in accordance with Customer’s trademark guidelines and policies. Any terms that by their nature survive termination or expiration of this agreement, will survive (including, but not limited to, Sections 10, 16, 19, 20 and 23).

Exhibit A - Customer’s Supplier Security Evaluation

Exhibit B - Instructure’s Response

Exhibit C - Service Level standards for Tier 1 support

Metric	Tier 1
First-contact resolution	>[***]%
Abandon rate: calls	<[***]%
Abandon rate: chats	<[***]%
Speed to answer: calls	>[***]% within 60 seconds
Speed to answer: chats	>[***]% within 120 seconds
Time to first response: web form and email tickets	>[***]% within 60 minutes
Who can contact Canvas Support?	All users

[***] Confidential portions of this document have been redacted and filed separately with the Commission.